Exhibit 10.2

AMENDMENT TO THE
VAXART, INC.
SEVERANCE BENEFIT PLAN

The Vaxart, Inc. Severance Benefit Plan (the “Plan”) is hereby amended, effective as of May 2, 2023, as follows:

1.	Appendix A to the Plan is hereby deleted in its entirety and replaced with the following:

APPENDIX A
SEVERANCE PERIOD

Employee Level	Non-CiC Severance Period	CiC Severance Period
Senior Vice President and Above	6 months	12 months

2.	Except as explicitly set forth herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized officer has executed this amendment as of the date set forth above.

VAXART, INC.

By:	/s/ Andrei Floroiu
Andrei Floroiu
President & Chief Executive Officer